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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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
Parent
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Twin City Bancorp, Inc.
                                                      State or Other
                                                      Jurisdiction of  Percentage
Subsidiary (1)                                        Incorporation    Ownership
--------------                                        ---------------  ----------
Twin City Federal Savings Bank                        United States           100%

Subsidiaries of Twin City Federal Savings Bank (1)
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TCF Investors, Inc.                                   Tennessee               100%
Magnolia Investment, Inc.                             Tennessee               100%
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(1)  The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in the Annual Report to
     Stockholders attached hereto as Exhibit 13.